FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the___ day of ____ , 1998, among Business Men's Assurance Company of America ("Insurance Company"), a life insurance company organized under the laws of the State of Missouri, LAZARD ASSET MANAGEMENT ("LAM"), a division of Lazard Freres & Co. LLC, a New York limited liability company, and LAZARD RETIREMENT SERIES, INC. (the "Fund"), a corporation organized under the laws of the State of Maryland, with respect to the Fund's portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio").

                                   ARTICLE I.
                                   DEFINITIONS

1.1. "Act" shall mean the Investment Company Act of 1940, as amended.

1.2. "Board" shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

1.3. "Business Day" shall mean any day for which the Fund calculates net asset value per share as described in the Fund's Prospectus.

1.4. "Commission" shall mean the Securities and Exchange Commission.

1.5. "Contract" shall mean a variable annuity contract and/or variable life contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6. "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company.

1.7. "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8. "Participating Companies" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9. "Prospectus" shall mean the Fund's current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Portfolios.

1.10. "Separate Account" shall mean BMA Variable Life Account A and BMA Variable Annuity Account A separate accounts established by Insurance Company in accordance with the laws of the State of Missouri.

1.11. "Software Program" shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.12. "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

                                   ARTICLE II.
                                 REPRESENTATIONS

2.1. Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Missouri Insurance Code for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2. Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3. Insurance Company represents and warrants that the Contracts currently are and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4. Fund represents  that the Fund is registered with the Commission  under the
Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5. Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that any Portfolio invested in by the Separate Account has ceased to so qualify or that it might not so qualify in the future.

2.6. Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify Insurance Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to diversify adequately the Portfolio to achieve compliance.

2.7. LAM represents and warrants that it is and will remain duly registered and licensed to the extent required in all material respects as an investment adviser under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

2.8. Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make the Portfolios' shares available to other Participating Companies and contractholders and to qualified pension and retirement plans.

2.9. Fund represents and warrants that any of its directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                  ARTICLE III.
                                   FUND SHARES

3.1. The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Portfolios' shares.

3.2. Fund agrees to make the shares of its Portfolios available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

3.3. Fund agrees that shares of the Portfolios will be sold only to Participating Companies, their separate accounts, the general accounts of those Participating Companies and their affiliates and to qualified pension and retirement plans in accordance with Section 817(h) (4) and the Code and Treasury Regulations 1.817-5. No shares of any Portfolio will be sold to the general public.

3.4. Fund shall make the net asset value per share of the Portfolios available to Insurance Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Fund provides Insurance Company with materially incorrect net asset value per share information through no fault of Insurance Company, Insurance Company, on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurance Company.

3.5. At the end of each Business Day, Insurance Company will use the information described in Section 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Portfolio shares which will be purchased or redeemed at that day's closing net asset value per share for such Portfolio. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 9:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per share of the relevant Portfolio next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6. Fund appoints Insurance Company as its agent for the limited purpose of accepting orders, for the purchase and redemption of shares of each Portfolio for the' Separate Account. Fund will execute orders for any Portfolio at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Fund receives notice of such orders by 9:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Portfolio shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Portfolio that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Portfolio on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7. Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8. If Insurance Company's order requests the purchase of Portfolio shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

3.9. If Insurance Company's order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall use its best efforts to wire the redemption proceeds to Insurance Company, except as provided below, within three Business Days or, upon notice to Insurance Company, such longer period as permitted by the Act or the rules, orders or regulations thereunder. If Insurance Company's order requests the redemption of Portfolio shares valued at or greater than $1 million, the Fund will wire such amount to Insurance Company within seven days of the order. If Insurance Company's order requests the application of redemption proceeds from the redemption of Portfolio shares to the purchase of shares of another Portfolio, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund.

3.10. Fund has the obligation to ensure that Portfolio shares are registered with the Commission at all times.

3.11. Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Portfolio shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.12. Fund shall credit Insurance Company with the appropriate number of shares.

3.13. On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Portfolio. All dividends and capital gains of any Portfolio shall be automatically reinvested in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

                                   ARTICLE IV.
                             STATEMENTS AND REPORTS

4.1. Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2. At least annually, the Fund or its designee shall provide Insurance Company, free of charge, with as many copies of the Fund's current Prospectuses as Insurance Company may reasonably request for distribution to existing Contractholders and Participants. Fund or its designee shall provide Insurance Company, at Insurance Company's expense, with as many copies of the Fund's
current   Prospectuses   as  Insurance   Company  may  reasonably   request  for
distribution to prospective purchasers of Contracts. If requested by Insurance Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the Prospectuses as set in type or, at the request of Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the Prospectuses are supplemented or amended) to have the prospectus for the Contracts, prospectuses for other funds offered under the contract, and the Prospectuses printed together in one document.

The expenses of such printing will be apportioned between Insurance Company and Fund in proportion to the number of pages of the Contract and Fund prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; Fund to bear the cost of printing the Fund prospectus portion of such document for distribution only to owners of existing Contracts funded by the Fund shares and Insurance Company to bear the expense of printing the portion of such documents relating to the Separate Account however, Insurance Company shall bear all printing expenses of such combined documents.

4.3. Fund shall distribute to Insurance Company copies of the Fund's proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.4. Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.5. Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

                                   ARTICLE V.
                                    EXPENSES

5.1. The charge to the Fund for all expenses and costs of the Portfolios, including but not limited to management , fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Portfolio's daily net asset value per share.

5.2. Except as provided in this Article V and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a. Such amount of the production expenses of any Fund materials, including the cost of printing the Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as LAM and Insurance Company shall agree from time to time.

b. Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and
              Participants.

c. Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein and as may be reflected in each Portfolio's net asset value per share, all other Fund expenses shall not be borne by Insurance Company.

                                   ARTICLE VI.
                                EXEMPTIVE RELIEF

6.1. Insurance Company has reviewed a copy of the Order of Exemption of the Commission under Section 6(c) of the Act (the "Order") and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth in the Notice, Insurance Company agrees to i report any potential or existing conflicts promptly to the I Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

a. Withdrawing the assets allocable to the Separate Account from the Portfolios and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

b. Establishing a new registered management investment company.

6.3. If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund.

6.4. For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5. No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

                                  ARTICLE VII.
                              VOTING OF FUND SHARES

7.1. Insurance Company will provide pass-through voting privileges to all Contractholders or Participants as long as the Commission continues to interpret the Act as requiring pass-through voting privileges for Contractholders or Participants. Accordingly, Insurance Company, where applicable, will vote shares of a Portfolio held in its Separate Account in a manner consistent with voting instructions timely received from its Contractholders or Participants. Insurance Company will be responsible for assuring that the Separate Account calculates voting privileges in a manner consistent with other Participating Companies. Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

7.2. If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Fund, and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                                  ARTICLE VIII.
                          MARKETING AND REPRESENTATIONS

8.1. The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

a. Current Prospectus and any supplements thereto; b. other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 4.2 and 5.2 of this Agreement.

8.2. Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall comply with all applicable federal and state laws in connection therewith.

8.3. Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) and shall be presumed given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5. Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) shall be presumed given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6. Fund shall not, in connection with the sale of Portfolio shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX.
                                INDEMN"IFICATION

9.1. Insurance Company agrees to indemnify and hold harmless the Fund, LAM, any sub-investment adviser of a Portfolio, and their affiliates, and each of their directors, trustees, general members, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Portfolio shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts .or Portfolio shares; (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and
(ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2. LAM and the Fund each agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided in writing to Insurance Company by the Fund specifically for use therein; (4) arise as a result of (i) failure by the Fund to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or (5) arise out of or result from any material breach of this Agreement by the Fund or LAM; and LAM or the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that LAM or the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein or is otherwise based upon the negligence or misconduct of the Insurance Company. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3. The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Portfolio; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company. In no event will the Fund be liable for any consequential, incidental, special or indirect damages resulting to Insurance Company hereunder.

9.4. Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other" than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless {i} the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counselor {ii} the named parties to any such proceeding {including any impleaded parties} include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent."

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

                                   ARTICLE X.
                          COMMENCEMENT AND TERMINATION

10.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2. This Agreement shall terminate without penalty as to one or more Portfolios at the option of the terminating party:

a. At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days' written notice, unless a shorter time is agreed to by the parties;

b. At the option of Insurance Company, if shares of any Portfolio are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

c. At the option of Insurance Company, upon the institution of formal proceedings against the Fund or LAM by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

d. At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, the National Association of Securities Dealers, Inc. or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e. At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or LAM, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

At the option of the Insurance Company, if the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that Fund has suffered a material adverse change in its business or financial condition or is the subject of .material adverse publicity and such material adverse .: change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Insurance Company, the Insurance Company shall notify the Fund and LAM in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund and LAM and any other changes in circumstances since the giving of such notice, such determination of the Insurance Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f. Upon termination of the Investment Management Agreement between the Fund and LAM or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

g. In the event Portfolio shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

h. At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by" the Fund to Insurance Company of such termination;

i. At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify, with termination effective upon written notice to the Insurance Company;

j. At the option of Insurance Company or the Fund, upon a party's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the non-breaching party within 10 days after written notice of such breach is delivered to the breaching party;

k. At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

1. Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

Any such termination pursuant to this Article X shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3. In the event of any termination of this Agreement, the Fund and LAM will, at the option of the Insurance Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") . Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios .(as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the existing Contracts. However, the availability of additional shares hereunder will be subject to the restrictions and limitations set forth in Article VI, as applicable. The Company agrees (I) to terminate the availability of shares of the Fund to Contracts other than Existing Contracts and (ii) to request approval from SEC to replace shares of the Fund with other investments for Contracts and, if and when granted such approval, thereafter to so replace shares of the Fund, in each such case as soon as reasonably practicable.

                                   ARTICLE XI.
                                   AMENDMENT S

11.1. Any changes in the terms of this Agreement shall be made by agreement in writing by the parties hereto.

                                  ARTICLE XII.
                                     NOTICE

12.1. Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:         Business Men's Assurance Company of America
                           700 Karnes Blvd.
                           Kansas City, Missouri 64108
                           Attention: Michael Deardorff Senior V.P.

Fund:                      Lazard Retirement Series, Inc.
                           30 Rockefeller Plaza
                           New York, New York 10020
                           Attention: President

LAM:                       Lazard Asset Management
                           30 Rockefeller Plaza
                           New York, New York 10020
                           Attention: Secretary

with copies to:            Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038-4982
                           Attn: Stuart H. Coleman, Esq.

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

13.1. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.

13.2. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.3 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.4 If the Agreement terminates,  the parties agree that Article IX and Section
13.2 and 13.3 shall remain in effect after termination.

                                  ARTICLE XIV.
                                       LAW

14.1. This Agreement shall be construed in accordance with the internal laws of the State of New York, without 4t giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA


                                   By:
                                       -----------------------------------------

Attest:
        ------------------------------------


                                   LAZARD RETIREMENT SERIES, INC.


                                   By:
                                      ------------------------------------------


Attest:
        ------------------------------------


                                   LAZARD ASSET MANAGEMENT,
                                   a division of Lazard Freres & Co., LLC


                                  By:
                                      ------------------------------------------


Attest:
        ------------------------------------



                                   SCHEDULE 1


Name of Portfolio

Lazard Retirement Bantam Value Portfolio
Lazard Retirement Emerging Markets Portfolio
Lazard Retirement Emerging World Funds Portfolio
Lazard Retirement Equity Portfolio
Lazard Retirement Global Equity Portfolio
Lazard Retirement International Equity Portfolio
Lazard Retirement International Fixed-Income Portfolio
Lazard Retirement International Small Cap Portfolio
Lazard Retirement Small Cap Portfolio
Lazard Retirement Strategic Yield Portfolio





                    DISTRIBUTION AND SERVICING PLAN AGREEMENT
                         LAZARD RETIREMENT SERIES, INC.



Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10020

Gentlemen:

         We wish to enter into this Agreement with you for distribution and certain other services with respect to the shares of each portfolio named on
Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio"), of Lazard Retirement Series, Inc. (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the" Act"), and the exclusive agent for the continuous distribution of its shares.

         The terms and conditions of this Agreement are as follows:

         1. We agree to provide reasonable assistance in connection with the sale of the Portfolios' shares, which assistance may include distributing sales literature, marketing and advertising. If ..we are restricted or unable to provide the services contemplated above, we agree not to perform ., such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful under the laws which regulate our activities as an insurance company.

         2. We agree to provide shareholder and administrative services for our clients who own shares, whether of record or beneficially, of any Portfolio ("clients"), which services may include, without limitation, answering client inquiries about the Fund or any Portfolio; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions; investing client account cash balances automatically in Portfolio shares or in separate account investment options funded by Portfolio shares; providing periodic statements showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts that we service; arranging for bank wires; and providing such other information and services as the Fund reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. In this regard, you recognize that to the extent we are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities we may undertake and for which we may be paid, we intend to perform only those activities as are consistent with our statutory and regulatory obligations. We shall provide to clients a schedule of any fees that we may charge directly to them.

         3. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial in order to. provide such services contemplated hereunder.

         4. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning the Portfolios' shares, except those contained in the Fund's then- current Prospectus and Statement of Additional Information, copies of which you will supply to, us, or in such supplemental literature or advertising materials as may be authorized by you in writing.

         5. For all purposes of this Agreement, we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Fund in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

         6. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us with respect to each Portfolio, the fees set forth opposite such Portfolio's name on Schedule 1 hereto. We understand that the payment of these fees has been authorized and will be paid pursuant to a Distribution and Servicing Plan approved by the Fund's Board and shareholders ("Plan"), and any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Plan are in effect.

         7. You reserve the right, at your discretion and without notice, to suspend or withdraw the .sale of any Portfolio's shares.

         8. We acknowledge that this Agreement shall become effective, as to a Portfolio, only when approved by vote of a majority of (i) the Fund's Board and
(ii) the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement (hereinafter "disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

         9. As to each Portfolio, this Agreement shall continue until the last day of the calendar year following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Board and (ii) the disinterested Directors, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Portfolio, this Agreement is terminable without penalty, at any time, by vote of a majority of the disinterested Directors on not more than 60 days' written notice, by vote of holders of a majority of a Portfolio's outstanding shares, or, upon 15 days' notice, by you provided, however, that notwithstanding the Board's failure to renew this Agreement or termination of this Agreement, it shall continue in effect until the termination of the Fund Participation Agreement in accordance with Section 10.3 thereof. Notwithstanding anything contained herein, if the Plan is terminated by the Fund's Board, or the Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution and servicing functions contemplated by the Fund or by you, this Agreement shall be terminable effective upon our receipt of notice thereof. This Agreement also shall terminate automatically, as to the relevant Portfolio, in the event of its assignment (as defined in the Act).

         10. We understand that the Fund's Board will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Fund's Board concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

         11. All communications to you shall be sent to you at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

         12. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                  Very truly yours,


                                  Business Men's Assurance Company
                                  700 Karnes Blvd.
                        Address   Kansas City, MO 64108


Date                              By:
     ----------------------          -------------------------------------------
                                                     Authorized Signature

NOTE: Please return both signed copies of this Agreement to Lazard Freres & Co. LLC. Upon acceptance one countersigned copy will be returned for your files.

                                        Accepted:

                                       LAZARD FRERES & CO. LLC


Date                                   By:
     -------------------------------    ----------------------------------------
                                                     Authorized Signature

SCHEDULE 1

                                  FEE SCHEDULE

                                                             Fee at an
                                                          Annual Rate as a
                                                       Percentage of Average
Name of Portfolio*                                     Daily Net Asset Value
------------------
                                                        of Portfolio Shares
                                                         Owned by Clients**

Lazard Retirement. Bantam Value Portfolio               .25%
Lazard Retirement Emerging Markets Portfolio            .25%
Lazard Retirement Emerging World Funds Portfolio        .25%
Lazard Retirement Equity Portfolio                      .25%
Lazard Retirement Global Equity Portfolio               .25%
Lazard Retirement International Equity Portfolio        .25%
Lazard Retirement International Fixed-Income Portfolio .25% Lazard Retirement International Small Cap Portfolio .25%
Lazard Retirement Small Cap Portfolio                   .25%
Lazard Retirement Strategic Yield Portfolio             .25%

Dated:

* If the Fund at any time offers shares of one or more portfolios not listed on this Schedule 1 (each, a "New Portfolio"), each New Portfolio shall be deemed to be subject to the Agreement of which this Schedule is an integral part ("Agreement") and, unless notified to the contrary by Lazard Freres & Co. LLC, Business Men's Assurance Company of America may provide distribution and other services with respect to the shares of the New Portfolio in accordance with the terms of the Agreement and shall be entitled to receive with respect to such New Portfolio the fees set forth on this Schedule 1.

** For purposes of determining the fees payable hereunder, the average daily net asset value of each Portfolio's shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.